UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  September 12, 2011

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401

(Address of principal executive offices, including zip code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2011, Hui (Steven) Xiao notified General Moly, Inc. (the “Company”) of his resignation as a Class III director of the Company, effective September 14, 2011.  Mr. Xiao was designated by Hanlong (USA) Mining Investment, Inc. (“Hanlong”) pursuant to the Stockholder Agreement dated as of December 20, 2010, by and between the Company and Hanlong (the “Stockholder Agreement”).

On September 14, 2011, the Board of Directors (the “Board”) of the Company approved the appointment of Nelson Feng Chen as a Class III director of the Company.  Mr. Chen was designated by Hanlong pursuant to the Stockholder Agreement.  Mr. Chen will serve on the Technical Committee of the Board.

Mr. Chen, 42, has served as Chief Operating Officer of Hanlong (Australia) Resources Pty Ltd since March 2010, and as a director of Hanlong (Australia) Resources Pty Ltd since June 2010.  He has served on the board of Moly Mines Limited as an alternate director to the principal of Hanlong Group since April 2010.  He also represents Hanlong on the Eureka Moly Management Committee of the Company.  Prior to joining Hanlong, Mr. Chen was an Associate Director at the Sydney, Australia office of PricewaterhouseCoopers (“PwC”).  Mr. Chen is bilingual and is a licensed Chinese-English translator in Australia.

Mr. Chen has 11 years of audit and M&A transaction advisory experience with PwC.  He was involved in a large number of financial due diligence and acquisition advisory transactions with a focus on leading engagements servicing Chinese clients.  He has extensive experience in many industries including mining, manufacturing, consumer products, financial services, real estate.

Mr. Chen will not receive compensation for his service to the Board, except for reimbursement of reasonable expenses in attending meetings of the Board.

There are no family relationships involving Mr. Chen and the Company.  Hanlong has entered into various contractual relationships with the Company as previously disclosed in the Company’s prior public filings.  Hanlong has indicated that it has delegated voting and investment power with respect to its shares of the Company’s common stock to Mr. Chen.

Item 8.01                     Other Events.

On September 14, 2011, the Company issued a press release announcing the appointment of Mr. Chen to the Board.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits.

(d)                                      Exhibits

Exhibit No.	Description

10.1	Stockholder Agreement between the Company and Hanlong (USA) Mining Investment, Inc. dated December 20, 2010 (Filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 21, 2010.)
99.1	Press Release of General Moly, Inc. dated September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: September 14, 2011	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer